Exhibit 99.1

PRESS RELEASE

OpenText Reports Fourth Quarter and Fiscal Year 2011 Financial Results

Company Delivers 30% Year-Over-Year Increase in Adjusted EPS

Waterloo, ON, August 10, 2011 - Open Text(TM) Corporation (NASDAQ:OTEX) (TSX: OTC), today announced financial results for its fourth quarter ended June 30, 2011. (1)

Total revenue for the fourth quarter of fiscal 2011 was $285.5 million, up 19.0% compared to $240.0 million for the same period in the prior fiscal year. License revenue for the fourth quarter of fiscal 2011 was $79.6 million, up 16.2% compared to $68.5 million for the same period in the prior fiscal year.

Adjusted net income for the fourth quarter of fiscal 2011 was $61.5 million or $1.05 per share on a diluted basis, up 12.0% compared to $54.9 million or $0.95 per share on a diluted basis for the same period in the prior fiscal year. Net income in accordance with U.S. generally accepted accounting principles (“US GAAP”) was $28.6 million or $0.49 per share on a diluted basis, compared to $53.2 million or $0.92 per share on a diluted basis for the same period in the prior fiscal year. (2)

Total revenue for fiscal 2011 was $1,033.3 million, up 13.3% compared to $912.0 million in the prior fiscal year. License revenue for fiscal 2011 was $269.2 million, up 13.1% compared to $238.1 million in the prior fiscal year.

Adjusted net income for fiscal 2011 was $234.5 million, up 31.7% compared to $178.0 million in the prior fiscal year. Adjusted earnings per share for fiscal 2011 was $4.02 per share on a diluted basis, compared to $3.10 per share on a diluted basis, in the prior fiscal year. Net income for fiscal 2011 in accordance with US GAAP was $123.2 million, or $2.11 per share on a diluted basis, compared to $89.2 million, or $1.55 per share on a diluted basis, in the prior fiscal year. (2)

Operating cash flow in the fourth quarter of fiscal 2011 was $52.0 million, compared to $65.2 million for the same period in the prior fiscal year. For the full 2011 fiscal year, Open Text generated $223.2 million in operating cash flow compared to $180.2 million in fiscal 2010.

The cash and cash equivalents balance as of June 30, 2011 was $284.1 million. Accounts receivable as of June 30, 2011 totaled $154.6 million, compared to $132.1 million as of June 30, 2010 and Days Sales Outstanding (DSO) was 49 days in the fourth quarter of fiscal 2011, compared to 50 days in the fourth quarter of fiscal 2010.

“Fiscal 2011 was a strong year for both revenue and profits. With a 30 percent year-over-year increase in adjusted earnings per share, Open Text delivered strong value to its shareholders,” said John Shackleton, President and Chief Executive Officer, Open Text. “With the addition of leading Business Process Management (BPM) products, Open Text is focused on distributing its integrated product suite to an even larger global market.”

Please see note (2) below for a reconciliation of non-US GAAP based financial measures used in this press release, to US GAAP based financial measures.

Teleconference Call

OpenText will host a conference call on August 10, 2011 at 5:00 p.m. ET to discuss its financial results.

Date:	Wednesday, August 10, 2011
Time:	5:00 p.m. ET/2:00 p.m. PT
Length:	60 minutes
Where:	416-644-3415 877-974-0445 (Toll Free)

Investors should dial in approximately 10 minutes before the teleconference is scheduled to begin. A replay of the call will be available beginning August 10, 2011 at 7:00 p.m. ET through 11:59 p.m. on August 24, 2011 and can be accessed by dialing 416-640-1917 and using passcode 4455445 followed by the number sign.

For more information or to listen to the call via web cast, please use the following link: http://www.opentext.com/2/global/ex_event.html?evtype=events&id=701D0000000UtVeIAK

About OpenText

OpenText (TM) is the world’s largest independent provider of Enterprise Content Management software. The company’s solutions manage information for all types of business, compliance and industry requirements in large companies, government agencies and professional service firms. OpenText supports approximately 46,000 customers in 114 countries and 12 languages. For more information about OpenText, visit www.opentext.com.

Certain statements in this press release, including statements about the financial conditions, and results of operations and earnings for Open Text Corporation (“OpenText” or “the Company”), may contain words such as “could”, “expects”, “may”, “should”, “will”, “anticipates”, “believes”, “intends”, “estimates”, “targets”, “plans”, “envisions”, “seeks” and other similar language and are considered forward-looking statements or information under applicable securities laws. These statements are based on the Company’s current expectations, estimates, forecasts and projections about the operating environment, economies and markets in which the Company operates. These statements are subject to important assumptions, risks and uncertainties that are difficult to predict, and the actual outcome may be materially different. The Company’s assumptions, although considered reasonable by the Company at the date of this press release, may provide to be inaccurate and consequently the Company’s actual results could differ materially from the expectations set out herein.

Actual results or events could differ materially from those contemplated in forward-looking statements as a result of the following: (i) the future performance, financial and otherwise, of OpenText; (ii) the ability of OpenText to bring new products to market and to increase sales; (iii) the strength of the Company’s product development pipeline; (iv) the Company’s growth and profitability prospects; (v) the estimated size and growth prospects of the ECM market; (vi) the Company’s competitive position in the ECM market and its ability to take advantage of future opportunities in this market; (vii) the benefits of the Company’s products to be realized by customers; and (viii) the demand for the Company’s product and the extent of deployment of the company’s products in the ECM marketplace. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances. The risks and uncertainties that may affect forward-looking statements include, but are not limited to: (i) integration of acquisitions and related restructuring efforts, including the quantum of restructuring charges and the timing thereof; (ii) the possibility that the Company may be unable to meet its future reporting requirements under the Securities Exchange Act of 1934, as amended, and the rules promulgated there under; (iii) the risks associated with bringing new products to market; (iv) fluctuations in currency exchange rates; (v) delays in the purchasing decisions of the Company’s customers; (vi) the competition the Company faces in its industry and/or marketplace; (vii) the possibility of technical, logistical or planning issues in connection with the deployment of the Company’s products or services; (viii) the continuous commitment of the Company’s customers; and (ix) demand for the Company’s products.

For additional information with respect to risks and other factors which could occur, see the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the SEC and other securities regulators. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligations to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Copyright © 2011 by Open Text Corporation. “OPENTEXT”, “OPENTEXT EVERYWHERE” and the “OPENTEXT ECM SUITE” are trademarks or registered trademarks of Open Text Corporation in the United States of America, Canada, the European Union and/or other countries. This list of trademarks is not exhaustive. Other trademarks, registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text Corporation or other respective owners.

Notes

(1) Based on comparison of historical revenue figures publicly disseminated by companies in the Enterprise Content Management (“ECM”) sector. All dollar amounts in this press release are in US Dollars unless otherwise indicated.

(2) Use of US Non-GAAP financial measures

In addition to reporting financial results in accordance with US GAAP, the Company provides certain non-US GAAP financial measures that are not in accordance with US GAAP. These non-US GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company’s definition may be different from similar non-US GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company’s financial performance to that of other companies. However, the Company’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of adjusted net income and adjusted EPS both in its reconciliation to the US GAAP financial measures of net income and EPS and its consolidated financial statements, all of which should be considered when evaluating the Company’s results. The Company uses the financial measures adjusted EPS and adjusted net income to supplement the information provided in its consolidated financial statements, which are presented in accordance with US GAAP. The presentation of adjusted net income and adjusted EPS is not meant to be a substitute for net income or net income per share presented in accordance with US GAAP, but rather should be evaluated in conjunction with and as a supplement to such US GAAP measures. OpenText strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the US GAAP measures with certain non-US GAAP measures for the reasons set forth below. Adjusted net income and adjusted EPS are calculated as net income or net income per share on a diluted basis, excluding, where applicable, the amortization of acquired intangible assets, other income (expense), share-based compensation, and restructuring, all net of tax. The Company’s management believes that the presentation of adjusted net income and adjusted EPS provides useful information to investors because it excludes non-operational charges. The use of the term “non-operational charge” is defined by the Company as those that do not impact operating decisions taken by the Company’s management and is based upon the way the Company’s management evaluates the performance of the Company’s business for use in the Company’s internal reports. In the course of such evaluation and for the purpose of making operating decisions, the Company’s management excludes certain items from its analysis, such as amortization of acquired intangible assets, restructuring costs, share-based compensation, other income (expense) and the taxation impact of these items. These items are excluded based upon the manner in which management evaluates the business of the Company and are not excluded in the sense that they may be used under US GAAP. The Company believes the provision of supplemental non-US GAAP measures allows investors to evaluate the operational and financial performance of the Company’s core business using the same evaluation measures that management uses, and is therefore a useful indication of OpenText’s performance or expected performance of recurring operations and facilitates period-to-period comparison of operating performance. As a result, the Company considers it appropriate and reasonable to provide, in addition to US GAAP measures, supplementary non-US GAAP financial measures that exclude certain items from the presentation of its financial results in this press release.

The following charts provide (unaudited) reconciliations of US GAAP based financial measures to non-US GAAP based financial measures for the three months and year ended June 30, 2011, as referred to in this press release:

Non GAAP-based Adjusted Operating Margin and Adjusted Net income*:

In ‘000s of USD	Three months ended June 30, 2011	Percentage	Year ended June 30, 2011	Percentage	OpenText Fiscal 2011 Target Model
Revenue:
License	$79,558	27.9%	$269,202	26.1%	25-30%

Customer Support	150,956	52.9%	560,541	54.2%	52-57%

Service and Other	54,939	19.2%	203,560	19.7%	18-23%

Total Revenue	285,453		1,033,303

Cost of revenues (excluding amortization of acquired technology-based intangible assets)	76,537		272,972

Gross profit (excluding amortization of acquired technology-based intangible assets)	208,916	73.2%	760,331	73.6%	73-75%

Operating expenses:
Research & Development	39,437	13.8%	145,992	14.1%	14-16%
Sales & Marketing	68,417	24.0%	232,332	22.5%	21-23%
General & Administrative	24,085	8.4%	86,696	8.4%	8-10%
Depreciation	6,066	2.1%	22,116	2.1%	2%

	138,005		487,136
Gross profit less operating expenses	70,911		273,195
Add: Share -based compensation expense	2,876		11,308

Non GAAP-based Adjusted Operating Margin	73,787	25.8%	284,503	27.5%	25-30%

Less: Interest expense	2,253		11,838

Sub-total	71,534		272,665
Less: tax @ 14%	10,015		38,173

Non GAAP-based Adjusted Net Income	$61,519		$234,492

Non GAAP-based Adjusted Net Income per share	$1.05		$4.02

Reconciliation of Non GAAP-based Adjusted Operating Margin to GAAP-based Net Income:

In ‘000s of USD	Three months ended June 30, 2011	Year ended June 30, 2011
Non GAAP-based Adjusted Operating Margin	$73,787	$284,503
Less:
Amortization	29,331	107,014
Share-based compensation expense	2,876	11,308
Special charges	4,483	15,576
Other expense, net	5,477	6,095
Interest expense, net	2,253	11,838
GAAP-based provision for income taxes	775	9,469

GAAP-based net income for the period	$28,592	$123,203

Reconciliation of Non GAAP based Adjusted Net income to GAAP-based Net Income:

In ‘000s of USD (except per share data)		Per share		Per share
Non GAAP-based Adjusted Net Income	$61,519	$1.05	$234,492	$4.02
Less:
Amortization	29,331	0.50	107,014	1.84
Share-based compensation expense	2,876	0.05	11,308	0.19
Special charges	4,483	0.08	15,576	0.27
Other expense, net	5,477	0.09	6,095	0.10
GAAP-based provision for income taxes	775	0.01	9,469	0.16
Tax provision on non GAAP-based adjusted net income (per above), @14%	(10,015)	(0.17)	(38,173)	(0.65)

GAAP-based net income for the period	$28,592	$0.49	$123,203	$2.11

*	Amounts may differ from those shown on the face of the financial statements due to non-material rounding adjustments.

The following tables present non GAAP-based measures and their (unaudited) reconciliation to GAAP, for the three months and year ended June 30, 2010:

Non GAAP-based Adjusted Operating Margin and Adjusted Net income*:

In ‘000s of USD	Three months ended June 30, 2010	Percentage	Year ended June 30, 2010	Percentage	OpenText Fiscal 2010 Target Model
Revenue:
License	$68,527	28.5%	$238,074	26.1%	25-30%
Customer Support	129,077	53.8%	507,452	55.6%	50-55%
Service and Other	42,430	17.7%	166,497	18.3%	20-25%

Total Revenue	240,034		912,023

Cost of revenues (excluding amortization of acquired technology-based intangible assets).	60,292		236,059

Gross profit (excluding amortization of acquired technology-based intangible assets).	179,742	74.9%	675,964	74.1%	72-75%
Operating expenses:
Research & Development	31,835	13.3%	129,378	14.2%	14-16%
Sales & Marketing	47,644	19.8%	198,208	21.7%	24-26%
General & Administrative	21,288	8.9%	83,295	9.1%	9-10%
Depreciation	4,443	1.9%	17,425	1.9%	2%

	105,210		428,306
Gross profit less operating expenses	74,532		247,658
Add: Share -based compensation expense **	2,611		6,601

Non GAAP-based Adjusted Operating Margin	77,143	32.1%	254,259	27.9%	22-27%
Less: Interest expense	1,979		10,366

Sub-total	75,164		243,893
Less: tax @ 27%	20,294		65,851

Non GAAP-based Adjusted Net Income	$54,870		$178,042

Non GAAP-based Adjusted Net Income per share	$0.95		$3.10

Reconciliation of Non GAAP-based Adjusted Operating Margin to GAAP-based Net Income:

In ‘000s of USD	Three months ended June 30, 2010	Year ended June 30, 2010
Non GAAP-based Adjusted Operating Margin	$77,143	$254,259
Less:
Amortization	25,512	96,412
Share-based compensation expense	2,611	6,601
Special charges	6,913	42,008
Other expense, net	4,564	8,349
Interest expense, net	1,979	10,366
GAAP-based provision for income taxes	(17,603)	1,311

GAAP-based net income for the period	$53,167	$89,212

Reconciliation of Non GAAP based Adjusted Net income to GAAP-based Net Income:

In ‘000s of USD (except per share data)		Per share		Per share
Non GAAP-based Adjusted Net Income	$54,870	$0.95	$178,042	$3.10
Less:
Amortization	25,512	0.44	96,412	1.68
Share-based compensation expense	2,611	0.04	6,601	0.12
Special charges	6,913	0.12	42,008	0.73
Other expense, net	4,564	0.08	8,349	0.15
GAAP-based provision for income taxes	(17,603)	(0.30)	1,311	0.02
Tax on non GAAP-based adjusted net income (per above), @27%	(20,294)	(0.35)	(65,851)	(1.15)

GAAP-based net income for the period	$53,167	$0.92	$89,212	$1.55

*	Amounts may differ from those shown on the face of the financial statements due to non-material rounding adjustments.
**	For the year ended June 30, 2010, $3.2 million of share-based compensation was included within Special charges.

(3)	The following table provides a composition of our major currencies for revenue and expenses, expressed as a percentage, for the three months and year ended June 30, 2011:

	Three months ended June 30, 2011
Currencies	% of Revenue	% of Expenses*
EURO	25%	20%
GBP	10%	10%
CHF	5%	2%
CAD	6%	25%
USD	44%	31%
Others	10%	12%

Total	100%	100%

	Year ended June 30, 2011
Currencies	% of Revenue	% of Expenses*
EURO	25%	20%
GBP	9%	9%
CHF	5%	2%
CAD	8%	27%
USD	44%	31%
Others	9%	11%

Total	100%	100%

*	Expenses include all cost of revenues and operating expenses included within the Consolidated Statements of Income, except for amortization of intangible assets, share-based compensation and special charges.

For more information, please contact:

Greg Secord

Vice President, Investor Relations

Open Text Corporation

519-888-7111 ext.2408

gsecord@opentext.com

OPEN TEXT CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars, except share data)

	June 30, 2011	June 30, 2010

ASSETS
Cash and cash equivalents	$284,140	$326,192
Accounts receivable trade, net of allowance for doubtful accounts of $5,424 as of June 30, 2011 and $4,868 as of June 30, 2010	154,568	132,143
Income taxes recoverable	18,911	44,509
Prepaid expenses and other current assets	29,678	21,086
Deferred tax assets	27,861	20,242

Total current assets	515,158	544,172
Capital assets	77,825	54,286
Goodwill	832,481	666,055
Acquired intangible assets	344,995	328,193
Deferred tax assets	42,737	30,420
Other assets	19,359	16,896
Deferred charges	54,989	27,558
Long-term income taxes recoverable	44,819	48,102

Total assets	$1,932,363	$1,715,682

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$126,249	$119,604
Current portion of long-term debt	15,545	15,486
Deferred revenues	254,531	219,752
Income taxes payable	18,424	39,666
Deferred tax liabilities	624	28,384

Total current liabilities	415,373	422,892
Long-term liabilities:
Accrued liabilities	13,727	15,755
Deferred credits	6,878	—
Pension liability	18,478	15,888
Long-term debt	282,033	285,026
Deferred revenues	11,466	10,085
Long-term income taxes payable	101,434	64,699
Deferred tax liabilities	43,529	13,459

Total long-term liabilities	477,545	404,912
Shareholders’ equity:
Share capital
57,301,812 and 56,825,995 Common Shares issued and outstanding at June 30, 2011 and June 30, 2010, respectively; Authorized Common Shares: unlimited	614,279	602,868
Additional paid-in capital	74,301	61,298
Accumulated other comprehensive income	60,470	44,021
Retained earnings	316,894	193,691
Treasury stock, at cost (572,413 and 307,579 shares, respectively at June 30, 2011 and June 30, 2010)	(26,499)	(14,000)

Total shareholders’ equity	1,039,445	887,878

Total liabilities and shareholders’ equity	$1,932,363	$1,715,682

OPEN TEXT CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(In thousands of U.S. dollars, except per share data)

	Year ended June 30,
	2011	2010	2009
Revenues:
License	$269,202	$238,074	$229,818
Customer support	560,541	507,452	405,310
Service and other	203,560	166,497	150,537

Total revenues	1,033,303	912,023	785,665

Cost of revenues:
License	18,284	16,922	16,204
Customer support	86,834	83,741	68,902
Service and other	167,854	135,396	118,998
Amortization of acquired technology-based intangible assets	68,048	60,472	47,733

Total cost of revenues	341,020	296,531	251,837

Gross profit	692,283	615,492	533,828

Operating expenses:
Research and development	145,992	129,378	116,164
Sales and marketing	232,332	198,208	186,533
General and administrative	86,696	83,295	73,842
Depreciation	22,116	17,425	12,012
Amortization of acquired customer-based intangible assets	38,966	35,940	33,259
Special charges	15,576	42,008	14,434

Total operating expenses	541,678	506,254	436,244

Income from operations	150,605	109,238	97,584

Other expense, net	(6,095)	(8,349)	(3,238)
Interest expense, net	(11,838)	(10,366)	(13,620)

Income before income taxes	132,672	90,523	80,726
Provision for income taxes	9,469	1,311	23,788

Net income for the year	$123,203	$89,212	$56,938

Net income per share—basic	$2.16	$1.59	$1.09

Net income per share—diluted	$2.11	$1.55	$1.07

Weighted average number of Common Shares outstanding—basic	57,077	56,280	52,030

Weighted average number of Common Shares outstanding—diluted	58,260	57,385	53,271

OPEN TEXT CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

	Year ended June 30,
	2011	2010	2009
Cash flows from operating activities:
Net income for the year	$123,203	$89,212	$56,938
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	129,130	113,837	93,004
In-process research and development	—	—	121
Share-based compensation expense	11,308	9,765	5,032
Excess tax benefits from share-based compensation	(1,888)	(1,143)	(8,631)
Pension expense	552	211	1,377
Amortization of debt issuance costs	1,359	1,390	1,099
Unrealized gain on financial instruments	—	(878)	(1,682)
Loss on sale and write down of capital assets	12	136	130
Release of unrealized gain on marketable securities to income	—	(4,353)	—
Deferred taxes	(17,779)	(24,219)	(9,914)
Impairment charges (recoveries) and other impacts	(482)	(1,081)	223
Changes in operating assets and liabilities:
Accounts receivable	200	24,521	43,761
Prepaid expenses and other current assets	1,833	(814)	(3,080)
Income taxes	17,963	5,066	23,274
Deferred charges and credits	(29,071)	—	—
Accounts payable and accrued liabilities	(21,197)	(11,340)	(15,999)
Deferred revenue	10,738	3,077	(6,861)
Other assets	(2,660)	(23,196)	(2,622)

Net cash provided by operating activities	223,221	180,191	176,170
Cash flows from investing activities:
Additions of capital assets-net	(36,662)	(19,314)	(12,150)
Purchase of weComm Limited, net of cash acquired	(20,198)	—	—
Purchase of Metastorm Inc., net of cash acquired	(168,657)	—	—
Purchase of Streamserve Inc., net of cash acquired	(57,221)	—	—
Purchase of Burntsand Inc., net of cash acquired	—	(8,163)	—
Purchase of Nstein Technologies Inc., net of cash acquired	—	(20,370)	—
Purchase of New Generation Consulting Inc.	(471)	(3,500)	—
Purchase of Vignette Corporation, net of cash acquired	—	(90,600)	—
Purchase of Vizible Corporation	—	—	(850)
Purchase of Captaris Inc., net of cash acquired	—	—	(101,033)
Purchase of eMotion LLC, net of cash acquired	—	(556)	(3,635)
Purchase of a division of Spicer Corporation	—	—	(11,437)
Purchase consideration for prior period acquisitions	(4,577)	(12,843)	(22,794)
Investments in marketable securities	518	—	(8,930)
Maturity of short-term investments	—	45,525	—

Net cash used in investing activities	(287,268)	(109,821)	(160,829)
Cash flow from financing activities:
Excess tax benefits on share-based compensation expense	1,888	1,143	8,631
Proceeds from issuance of Common Shares	11,512	9,971	19,593
Purchase of Treasury Stock	(12,499)	(14,000)	—
Repayment of long-term debt	(3,575)	(3,485)	(3,426)
Debt issuance costs	(29)	(1,024)	—

Net cash provided by (used in) financing activities	(2,703)	(7,395)	24,798
Foreign exchange gain (loss) on cash held in foreign currencies	24,698	(12,602)	(19,236)
Increase (decrease) in cash and cash equivalents during the year	(42,052)	50,373	20,903
Cash and cash equivalents at beginning of the year	326,192	275,819	254,916

Cash and cash equivalents at end of the year	$284,140	$326,192	$275,819

OPEN TEXT CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(In thousands of U.S. dollars, except per share data)

	Three months ended June 30,
	2011	2010

Revenues:
License	$79,558	$68,527
Customer support	150,956	129,077
Service and other	54,939	42,430

Total revenues	285,453	240,034

Cost of revenues:
License	5,547	5,400
Customer support	23,237	20,532
Service and other	47,753	34,360
Amortization of acquired technology-based intangible assets	18,524	16,134

Total cost of revenues	95,061	76,426

Gross profit	190,392	163,608

Operating expenses:
Research and development	39,437	31,835
Sales and marketing	68,417	47,644
General and administrative	24,085	21,288
Depreciation	6,066	4,443
Amortization of acquired customer-based intangible assets	10,807	9,378
Special charges	4,483	6,913

Total operating expenses	153,295	121,501

Income from operations	37,097	42,107

Other expense, net	(5,477)	(4,564)
Interest expense, net	(2,253)	(1,979)

Income before income taxes	29,367	35,564
Provision for (recovery of) income taxes	775	(17,603)

Net income for the period	$28,592	$53,167

Net income per share—basic	$0.50	$0.94

Net income per share—diluted	$0.49	$0.92

Weighted average number of Common Shares outstanding—basic	57,276	56,802

Weighted average number of Common Shares outstanding—diluted	58,581	57,897

OPEN TEXT CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

	Three months ended June 30,
	2011	2010
Cash flows from operating activities:
Net income for the period	$28,592	$53,167
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets	35,397	29,955
Share-based compensation expense	2,876	2,611
Excess tax benefits on share-based compensation expense	(311)	(239)
Pension expense	165	(351)
Amortization of debt issuance costs	349	326
Deferred taxes	(6,990)	(20,505)
Impairment and other non cash charges	(482)	(1,911)
Changes in operating assets and liabilities:
Accounts receivable	(4,339)	568
Prepaid expenses and other current assets	1,709	492
Income taxes	(3,857)	23,304
Deferred charges and credits	101	—
Accounts payable and accrued liabilities	825	126
Deferred revenues	(2,075)	4,106
Other assets	(3)	(26,429)

Net cash provided by operating activities	51,957	65,220
Cash flows from investing activities:
Additions of capital assets-net	(10,126)	(4,045)
Purchase of Burntsand Inc., net of cash acquired	—	(8,163)
Purchase of Nstein Technologies Inc., net of cash acquired	—	(20,370)
Purchase of New Generation Consulting Inc., net of cash acquired	(471)	(3,500)
Purchase consideration for prior period acquisitions	(371)	(1,436)
Investments in marketable securities	1,186	—

Net cash used in investing activities	(9,782)	(37,514)
Cash flow from financing activities:
Excess tax benefits on share-based compensation expense	311	239
Proceeds from issuance of Common Shares	2,128	1,034
Purchase of Treasury Stock	—	(14,000)
Repayment of long-term debt	(914)	(878)

Net cash provided by (used in) financing activities	1,525	(13,605)
Foreign exchange gain (loss) on cash held in foreign currencies	2,693	(9,237)
Increase in cash and cash equivalents during the period	46,393	4,864
Cash and cash equivalents at beginning of the period	237,747	321,328

Cash and cash equivalents at end of the period	$284,140	$326,192